UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒ Definitive Proxy Statement.

☐ Definitive Additional Materials.
☐ Soliciting Material Pursuant to §240.14a-11(c) of §240.14a-12.

ORTHODONTIC CENTERS OF AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☒ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

May 5, 2004

To the Stockholders of

Orthodontic Centers of America, Inc.:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Orthodontic Centers of America, Inc., to be held on Thursday, May 27, 2004, at 9:00 a.m. (Central Time) in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana.

      Whether or not you plan to attend the Annual Meeting, please vote your proxy as soon as possible so that your vote will be recorded. You may vote by:

•	Internet,

•	Touch-tone telephone, or

•	Completing, signing, dating and returning the enclosed proxy card.

      Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the Annual Meeting and desire to vote your shares personally, you may withdraw your proxy and vote your shares at any time before the proxy is exercised.

      The attached Proxy Statement and the enclosed Annual Report to Stockholders contain important information about your company and the matters to be addressed at the Annual Meeting. We encourage you to read them.

      We look forward to seeing you in Metairie, Louisiana at this year’s Annual Meeting.

Sincerely,

Bartholomew F. Palmisano, Sr.
Chairman of the Board, President and
Chief Executive Officer

IMPORTANT:

PLEASE VOTE YOUR PROXY BY INTERNET OR TOUCH-TONE TELEPHONE OR

BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND
RETURNING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 27, 2004

To the Stockholders of

Orthodontic Centers of America, Inc.:

      The Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. will be held on Thursday, May 27, 2004, at 9:00 a.m. (Central Time) in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana for the following purposes:

(1)	To elect four Class I directors;

(2)	To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as independent auditors of OCA and its subsidiaries for the year ending December 31, 2004; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on April 6, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By order of the Board of Directors,

Bartholomew F. Palmisano, Jr.
Chief Operating Officer and Corporate Secretary

Metairie, Louisiana

May 5, 2004

IMPORTANT:

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE. YOU MAY VOTE YOUR PROXY BY INTERNET OR TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orthodontic Centers of America, Inc. (“OCA,” “we” or “our”), to be voted at the Annual Meeting of Stockholders and at any adjournment thereof, to be held in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana, on Thursday, May 27, 2004 at 9:00 a.m. (Central Time) for the purposes described in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed or given to our stockholders on or about May 5, 2004.

      If the enclosed proxy card is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted:

•	FOR the election as Class I directors of the nominees listed on the proxy card and described in this Proxy Statement,

•	FOR ratification of the appointment of the accounting firm of PricewaterhouseCoopers LLP as independent auditors of OCA and its subsidiaries for the year ending December 31, 2004, and

•	In accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the Annual Meeting.

The persons named as proxies in the enclosed form of proxy card were selected by our Board of Directors.

      Stockholders are encouraged to vote their proxies by Internet or touch-tone telephone or by completing, signing, dating and returning the enclosed proxy card, but NOT by more than one method. If you do vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Pursuant to the Delaware General Corporation Law and our governing documents, a proxy voted by the Internet or by touch-tone telephone has the same validity as one voted by mail. To vote by Internet or by touch-tone telephone, you need to follow the instructions on the enclosed proxy card.

      If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Each method of voting listed above is offered to stockholders who own their shares through a broker, bank or other holder of record. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any matters that may properly come before the Annual Meeting.

      Stockholders who sign proxies have the right to revoke them at any time before they are voted by providing written notice to our Corporate Secretary or delivering a valid, later dated proxy. The giving of the proxy will not affect the right of any stockholder to attend the Annual Meeting and vote in person.

      The close of business on April 6, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 6, 2004, we had authorized 100,000,000 shares of common stock, $.01 par value per share, of which approximately 50,097,000 shares were outstanding and entitled to vote. The common stock is our only class of voting stock with shares outstanding.

PROPOSAL 1:

ELECTION OF DIRECTORS

Introduction

      In accordance with our Restated Certificate of Incorporation and Bylaws, the Board of Directors has divided the current Board of Directors into three classes of as nearly equal size as possible. One class of directors is elected each year for a term of three years. A director of OCA is elected by the affirmative vote of a plurality of the votes present or represented at the Annual Meeting and entitled to vote. Our Restated Certificate of Incorporation does not provide for cumulative voting and, accordingly, each stockholder may cast one vote per share for each nominee.

      Unless a proxy specifies otherwise, the persons named as proxies in the enclosed form of proxy card will vote the shares covered thereby for the nominees listed below. Should a nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

Class I Nominees

      Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the four individuals named below for election at the Annual Meeting as Class I directors to serve until our Annual Meeting of Stockholders in 2007 and until their respective successors have been elected and qualified. Each nominee has consented to be a candidate and to serve as a director, if elected.

      Two of the nominees, Kevin M. Dolan and Linda C. Girard, have not served previously as directors of OCA. One was nominated to fill a vacancy in the position currently held by Dr. John J. Sheridan, who is retiring from the Board of Directors as of the Annual Meeting after several years of service on the Board. The other individual was nominated to fill a vacancy resulting from the Board’s recent expansion of the size of the Board from nine to 10 members. Bartholomew F. Palmisano, Sr., OCA’s Chairman of the Board, President and Chief Executive Officer, recommended Ms. Girard to the Nominating and Corporate Governance Committee. David W. Vignes, a non-management director, recommended Mr. Dolan to the Nominating and Corporate Governance Committee.

      The following table shows the names, ages, principal occupations and other directorships of each of the Class I nominees and the year in which each was first elected to our Board of Directors. The Board of Directors unanimously recommends that stockholders vote FOR election of the following nominees as Class I directors of OCA:

    Class I — Term Expiring in 2007

Name	Age	Principal Occupation	Director Since

Dennis J.L. Buchman, D.M.D., M.S.	51	Executive Vice President of OCA (2002- Present); Senior Vice President of OCA (2001-2002); Doctor Liaison of OCA (2000-2001); Orthodontist, Jacksonville, Florida (1979-2000)	2001
Kevin M. Dolan	46	Vice President and Controller of TAP Pharmaceutical Products, Inc. (1999- Present)	N/A
Linda C. Girard	56	Vice President in Investment Management and Structured Finance of GATX Rail (2001-Present); Vice President in Equipment Group of GATX Capital Corporation (1993-2001)	N/A
David W. Vignes	44	Private Consultant, Metairie, Louisiana (2001-Present); Partner, Vignes & Macaluso, CPAs, Metairie, Louisiana (1991-2001)	2001

Continuing Directors

      The persons named below will continue to serve as directors of OCA until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class II and Class III directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director and the year in which each was first elected to the Board of Directors.

Name	Age	Principal Occupation	Director Since

Class II — Term Expiring in 2005
Ashton J. Ryan, Jr.	56	President and Chief Executive Officer, FirsTrust Corp. and First Bank and Trust, New Orleans, Louisiana (1998-Present); Senior Executive Vice President, First Commerce Corporation, New Orleans, Louisiana (1995-1998)	1996
W. Dennis Summers	55	Attorney, McGuireWoods LLP, Atlanta, Georgia (1999-2000; 2001-Present); President, OrthAlliance, Inc., which became a subsidiary of OCA on November 9, 2001 (2000-2003); Chairman, OrthAlliance, Inc. (1999- 2001); Interim Chief Executive Officer, OrthAlliance, Inc. (2000-2001); Attorney, Roberts, Isaf & Summers, P.C. (1994-1999)	2001
Edward J. Walters, Jr.	57	Attorney, Moore, Walters, Thompson, Hoover, Thomas, Papillion & Cullens, A Professional Corporation, Baton Rouge, Louisiana (1976-Present)	1994
Class III — Term Expiring in 2006
Bartholomew F. Palmisano, Sr.	57	Chairman of the Board of OCA (2001- Present); Chief Executive Officer of OCA (2000-Present); President of OCA (1999-Present); Co-Chief Executive Officer of OCA (1998-2000); Chief Financial Officer, Senior Vice President and Secretary of OCA (1994-1998)	1994
Hector M. Bush, D.M.D.	39	Orthodontist, Macon and Atlanta, Georgia (1994-Present)	2001
Jack P. Devereux, Jr., D.D.S., M.S	46	Orthodontist, Slidell, Louisiana (1985-Present)	2001

      Except as indicated above, the nominees and continuing directors have had the principal occupations indicated for more than five years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” EACH OF THE CLASS I NOMINEES.

PROPOSAL 2:

RATIFICATION OF AUDITORS

      The Audit Committee of the Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP as independent auditors of OCA and its subsidiaries for the year ending December 31, 2004. Ernst & Young LLP served as our independent auditors for the fiscal year ended December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. We do not anticipate that representatives of Ernst & Young LLP will be present at the Annual Meeting.

      On April 20, 2004, the Audit Committee of the Board of Directors approved the dismissal of Ernst & Young LLP as our independent accountants and the appointment of PricewaterhouseCoopers LLP as our new independent accountants.

      Ernst & Young LLP’s reports on our consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through the date of Ernst & Young LLP’s dismissal, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports.

      During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through the date of Ernst & Young LLP’s dismissal, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except that Ernst & Young LLP provided OCA’s Audit Committee with a letter discussing a material weakness in internal controls over our financial statement close process for the year ended December 31, 2003. This matter has been discussed with the Audit Committee, and we have authorized Ernst & Young LLP to respond fully to the inquiries of PricewaterhouseCoopers LLP regarding this matter. We are taking steps to address the issues raised in Ernst & Young LLP’s letter.

      On April 20, 2004, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent accountant for OCA and its subsidiaries for the fiscal year ending December 31, 2004. During the fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through the date of PricewaterhouseCoopers LLP’s engagement, we did not consult PricewaterhouseCoopers LLP regarding the application of accounting principles to a specific transaction, either proposed or completed, the type of audit opinion that might be rendered on our consolidated financial statements or any other matters, disagreements or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      We have been billed the following fees for services rendered by Ernst & Young LLP for the years ended December 31, 2003 and December 31, 2002:

	2003	2002

Audit Fees (1)	$684,680	$476,000
Audit-Related Fees (2)	332,500	540,450
Tax Fees (3)	186,200	26,050
All Other Fees (4)	1,500	—

Total	$1,204,880	$1,042,500

(1)	The Audit Fees for the years ended December 31, 2003 and 2002 were primarily for professional services in connection with the audits of our consolidated financial statements and other procedures required to be performed by the independent auditor in order to form an opinion on our consolidated financial statements.

(2)	The Audit-Related Fees for the years ended December 31, 2003 and 2002 were for assurance and related services primarily in connection with regulatory filings, accounting research and benefit plan audit.

(3)	Tax Fees for the years ended December 31, 2003 and 2002 were primarily for services related to tax compliance and reporting.

(4)	All Other Fees for the year ended December 31, 2003 were for services related to the use of an online accounting and auditing research tool.

      All audit and non-audit services provided by our independent auditors must be pre-approved by the Audit Committee. Accordingly, the Audit Committee adopted, and the Board of Directors ratified, an Audit and Non-Audit Services Pre-Approval Policy, which sets forth the policies, procedures and conditions pursuant to which audit and permitted non-audit services proposed to be performed by the independent auditors may be pre-approved. As set forth in this policy, unless a type of service has received general pre-approval as set forth in the policy, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

      For pre-approval, the Audit Committee will consider whether such services are consistent with the rules of the Securities and Exchange Commission (“SEC”) regarding auditor independence. The Audit Committee will also consider whether the independent auditors are best positioned to provide the most effective and efficient service. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and generally pre-approve the services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add or subtract to the list of general pre-approval services from time to time, based on subsequent determinations. The Audit Committee may delegate either type of pre-approval authority to the Chairman of the Audit Committee. The Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting subsequent to any such pre-approval decision.

      The affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal is needed to ratify the appointment of PricewaterhouseCoopers LLP as auditors of OCA and its subsidiaries for 2004. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT AUDITORS.

CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

      During 2003, the Board of Directors held four regularly scheduled meetings and no special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees on which such director served during the period for which he was a director and/ or served on the committee. In 2003, two of our directors attended the 2003 annual meeting of stockholders.

      The Board of Directors has established the following standing committees:

      Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of OCA except those matters that cannot by law be delegated by the Board of Directors. The Executive Committee is currently comprised of Mr. Palmisano (Chairman), Dr. Buchman and Dr. Devereux. The Executive Committee did not hold any meetings during 2003.

      Audit Committee. The Audit Committee is responsible for, among other things, selecting, engaging, overseeing, evaluating and determining the compensation of a firm of independent certified public accountants whose duty it is to audit the books and accounts of OCA and its subsidiaries. The Audit Committee is also responsible for maintaining the integrity of OCA’s financial statements, our compliance with legal and regulatory requirements and the performance of OCA’s internal audit function. Our independent auditors report directly to the Audit Committee. The Audit Committee confers with the auditors and determines the scope of the auditing of the books and accounts of OCA and its subsidiaries. The Audit Committee is currently comprised of Messrs. Ryan (Chairman), Walters and Vignes, each of whom the Board of Directors has determined is “independent,” as defined in the listing standards of the New York Stock Exchange. The Audit Committee held eight meetings during 2003. A copy of the Charter of the Audit Committee is available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance” and is attached to this Proxy Statement as Appendix A.

      Compensation Committee. The Compensation Committee establishes a general compensation policy for OCA and has the responsibility for the approval of increases in directors’ fees and in salaries paid to our executive officers. The Compensation Committee also possesses the powers of administration under our employee benefit plans, including stock option plans, incentive programs, retirement plans and stock purchase plans. The Compensation Committee is authorized to determine, subject to the provisions of our plans, the directors, officers and employees of OCA eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee is currently comprised of Mr. Walters (Chairman), Dr. Sheridan and Mr. Vignes, each of whom the Board of Directors has determined is “independent,” as defined in the listing standards of the New York Stock Exchange. The Compensation Committee held one meeting during 2003. A copy of the Charter of the Compensation Committee is available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance.”

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board of Directors by identifying individuals qualified to become members of the Board of Directors consistent with criteria approved by Board of Directors and recommends to the Board of Directors the director nominees for our next annual meeting of stockholders. The Committee also is responsible for developing and recommending to the Board of Directors a set of corporate governance principles and oversees the evaluation of the Board of Directors and management. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Vignes (Chairman), Ryan and Walters, each of whom the Board of Directors has determined is “independent” as defined in the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee was established in 2004 and, accordingly, held no meetings during 2003. A copy of the Charter of the Nominating and Corporate Governance Committee is available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance.”

Executive Sessions

      Pursuant to our recently adopted Corporate Governance Guidelines, which is available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance,” our non-management, outside directors will meet in executive session without management participation at least semi-annually. If that group includes directors who are not independent as determined by the Board of Directors, an executive session including only independent directors may also be scheduled. Unless a majority of the Board designates a presiding director, the chairman of the Nominating and Corporate Governance Committee will preside at these meetings. The current chairman of the Nominating and Corporate Governance Committee is Mr. Vignes. You may send communications to the Board, the current presiding director of these executive sessions or any individual director by writing to the Board of Directors or such individual director in care of our Corporate Secretary at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002. The Corporate Secretary will forward written communications addressed to the entire Board of Directors to the Chairman of the Nominating and Corporate Governance Committee and all other written communications to the individual directors to whom they are addressed.

Compensation of Directors

      Our directors are paid compensation of $6,250 per quarter. Members of the Audit Committee are paid $500 per hour for Audit Committee meetings. For Audit Committee meetings held in 2003, each member of the Audit Committee was paid $20,000. All directors receive reimbursement for necessary travel expenses incurred in attending Board of Directors or committee meetings.

      The Orthodontic Centers of America, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, as Amended and Restated (the “Directors Plan”), currently provides for the grant of options to purchase 3,717 shares of our common stock to each non-employee director of OCA immediately following each annual meeting of our stockholders. The exercise price under these options is equal to the fair market value of the common stock on the date of grant. Granted options become exercisable in four equal annual installments beginning two years after the date of grant and expire 10 years after the date of grant, unless canceled sooner due to termination of service or death. At March 31, 2004, options to purchase an aggregate of 105,453 shares of our common stock were outstanding under the Directors Plan, of which 27,600 were exercisable.

Director Independence

      The Board of Directors on an annual basis reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with OCA (either directly or as a partner, shareholder or officer of an organization that has a relationship with OCA). In each case, the Board of Directors broadly considers all relevant facts and circumstances when making independence determinations. To assist the Board of Directors in determining whether a director is independent, the Board of Directors has adopted Director Independence Standards. The Director Independence Standards are available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance.” The Board of Directors has determined that each of Mr. Ryan, Dr. Sheridan, Mr. Summers, Mr. Vignes and Mr. Walters meets these standards and is independent from OCA, representing a majority of the current members of the Board.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee of the Board of Directors during 2003 were Edward J. Walters, Jr. (Chairman), Dr. John J. Sheridan and David W. Vignes. No member of the Compensation Committee has ever served as an officer of, or been employed by, us. During 2003, neither Mr. Walters nor Mr. Vignes had any relationship requiring disclosure by us. Dr. Sheridan provided certain consulting services to us during 2003, for which we paid approximately $75,000. There is no interlock with respect to Mr. Walters, Dr. Sheridan and Mr. Vignes.

Director Qualification Standards

      In recommending candidates for the Board of Directors, the Nomination and Corporate Governance Committee considers each candidate’s qualifications and independence, as well as other factors such as diversity, age, ownership, influence and skills (such as understanding of the business services industry or of accounting and financial matters). We have not to date paid any third party fees to assist the Nominating and Corporate Governance Committee in the director nomination process.

Stockholder Nominees and Proposals

      The Nominating and Corporate Governance Committee considers suggestions for possible nominees for the Board of Directors from several sources, including stockholders. The Charter of the Nominating and Corporate Governance Committee provides that the committee will consider nominees proposed by our stockholders to serve on the Board of Directors if they are properly submitted in accordance with our Stockholder Nominee Policy, which is available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance.” Generally, in order for a proposed nominee to be considered, a stockholder must give timely notice in writing to the Corporate Secretary. To be considered timely, a stockholder’s notice generally must be received by our Corporate Secretary at our principal office not earlier than the date which is 120, nor later than 90, calendar days before the first anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the prior year’s annual meeting of stockholders. Accordingly, stockholders who wish to nominate a candidate for election to our Board of Directors at the 2005 annual meeting of stockholders must deliver written notice to our Corporate Secretary at the address below not earlier than January 5, 2005 nor later than March 21, 2005. Any such recommendation by a stockholder, together with required biographical and other information, should be submitted to the Chairman of the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002.

Stockholder Proposals for 2005 Annual Meeting

      Stockholder proposals intended to be presented at our 2005 annual meeting of stockholders must be received by us at our executive offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002 not later than January 5, 2005 in order to be included in our proxy statement and proxy for that annual meeting. Stockholder recommendations for director nominees must be submitted in compliance with our Stockholder Nominee Policy, which is discussed above in the section titled “Stockholder Nominees and Proposals.”

Discretionary Authority

      As to any proposal(s) that a stockholder intends to present for consideration by stockholders at our 2005 annual meeting of stockholders other than by including the proposal(s) in our proxy statement, the individuals named as proxies on the proxy card for the 2005 annual meeting may exercise their discretionary authority in voting such proxies unless we receive notice of the matter(s) to be proposed not later than March 21, 2005. Even if proper notice is received on or prior to March 21, 2005, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority in voting such proxies with respect to such matter(s) by advising stockholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the stockholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These officers, directors and stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed, and we are required to report in this Proxy Statement any failure to file reports as required for 2003.

      Based solely upon our review of the copies of reports furnished to us and written representations from certain of our directors and executive officers that no other reports were required, we believe that all Section 16(a) reporting and filing requirements relating to ownership of our common stock were complied with for 2003, except that we have been advised that Thomas J. Sandeman, our former Chief Financial Officer, failed to report timely the grant of stock options to purchase 18,692 shares of our common stock. This option grant was subsequently reported on Form 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information about ownership of shares of our common stock at March 31, 2004 by each of our directors, nominees for directors and Named Executive Officers (as defined below) and by all of our directors and executive officers as a group. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares of our common stock shown as beneficially owned by them.

	Number of Shares	Percentage of Shares
Beneficial Owner	Beneficially Owned (1)	Beneficially Owned (1)

Bartholomew F. Palmisano, Sr. (2)	3,865,662	7.6%
Bartholomew F. Palmisano, Jr. (3)	780,051	1.5
Dennis J.L. Buchman, D.M.D., M.S. (4)	257,272	*
David E. Verret (5)	5,787	*
Hector M. Bush, D.M.D. (6)	15,235	*
Jack P. Devereux, Jr., D.D.S., M.S (7)	17,659	*
Kevin M. Dolan	—	—
Linda C. Girard	100	*
Ashton J. Ryan, Jr. (8)	27,200	*
John J. Sheridan, D.D.S., M.S.D. (9)	4,278	*
W. Dennis Summers (10)	69,015	*
David W. Vignes (11)	10,720	*
Edward J. Walters, Jr. (12)	22,400	*
Thomas J. Sandeman	—	—
Executive officers and directors as a group (12 persons)	5,075,379	9.9

*	Less than 1%.

(1)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person which are exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 989,208 shares of our common stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held in trusts, of which Bartholomew F. Palmisano, Jr. is co-trustee, for the benefit of each of Mr. Palmisano’s children. These shares are also included in the number of shares beneficially owned by Bartholomew F. Palmisano, Jr. Mr. Palmisano disclaims beneficial ownership of such shares.

(3)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 73,035 shares of our common stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held by Mr. Palmisano as co-trustee of trusts for the benefit of Mr. Palmisano and his siblings. These shares are also included in the number of shares beneficially owned by Bartholomew F. Palmisano, Sr. Mr. Palmisano disclaims beneficial ownership of such shares.

(4)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 206,543 shares of our common stock.

(5)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 5,787 shares of our common stock.

(6)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 15,235 shares of our common stock.

(7)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 1,800 shares of our common stock.

(8)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 10,800 shares of our common stock.

(9)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 4,278 shares of our common stock.

(10)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 69,015 shares of our common stock.

(11)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 600 shares of our common stock. Of the shares deemed beneficially owned by Mr. Vignes, an aggregate of 3,520 shares are owned by a partnership in which Mr. Vignes owns a 20% interest.

(12)	Includes options exercisable as of March 31, 2004, or that will become exercisable within 60 days thereafter, to purchase 15,600 shares of our common stock. Of the shares deemed beneficially owned by Mr. Walters, 2,000 shares are held in trusts of which Mr. Walters is the trustee. Mr. Walters disclaims beneficial ownership of such shares.

      The following table provides information about ownership of shares of our common stock at March 31, 2004 by each person not listed in the table above that is known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

		Percentage of
	Number of Shares	Shares Beneficially
Name and Address of Beneficial Owner	Beneficially Owned (1)	Owned

Thomas W. Smith	7,887,170 (2)	15.7%
323 Railroad Avenue
Greenwich, CT 06830
Thomas N. Tryforos	5,011,919 (2)	10.0
323 Railroad Avenue
Greenwich, CT 06830
Scott J. Vassalluzo	5,117,700 (2)	10.2
323 Railroad Avenue
Greenwich, CT 06830

(1)	As disclosed in an amendment to Schedule 13G and in Forms 4 filed with the SEC.

(2)	Thomas W. Smith, Thomas N. Tryforos and Scott J. Vassalluzo share voting power and dispositive power with respect to 5,000,700 shares reflected in the number of shares beneficially owned by each.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table reflects the compensation of each of our executive officers whose total annual compensation during 2003 exceeded $100,000 (collectively, the “Named Executive Officers”):

Summary Annual Compensation

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation

Bartholomew F. Palmisano, Sr.	2003	$230,000	—	—	96,365	$25,000	(1)
Chairman of the Board,	2002	230,000	—	—	96,365	25,000	(1)
President and Chief	2001	210,573	—	—	92,648	20,250	(1)
Executive Officer
Bartholomew F. Palmisano, Jr.	2003	$200,000	—	—	18,692	$600	(2)
Chief Operating Officer	2002	200,000	—	—	18,692	600	(2)
	2001	176,746	—	—	18,692	600	(2)
Dennis J.L. Buchman, D.M.D., M.S.	2003	$192,115	—	—	22,409	$25,600	(1)(2)
Executive Vice President	2002	135,000	—	—	20,449	25,600	(1)(2)
	2001	107,308	—	—	—	6,850	(1)(2)
David E. Verret	2003	$110,393	—	—	2,500	$600	(2)
Senior Vice President of Finance and	2002	87,704	—	—	—	600	(2)
Chief Financial Officer(3)	2001	88,575	—	—	—	600	(2)
Thomas J. Sandeman	2003	$180,000	—	—	18,692	$—
Former Chief Financial Officer(4)	2002	45,000	—	—	18,692	—
	2001	—	—	—	—	—

(1)	Represents fees received for serving on our Board of Directors.

(2)	Represents contributions by us under our 401(k) retirement plan.

(3)	Mr. Verret began serving as our Senior Vice President of Finance on January 9, 2004 and as our Chief Financial Officer on March 30, 2004.

(4)	Mr. Sandeman was our Chief Financial Officer from October 9, 2002 until March 22, 2004. We did not employ Mr. Sandeman in 2001.

Stock Option Grants and Exercises

      The following table provides certain information about stock options exercised by, and granted to, the Named Executive Officers in 2003. We granted no stock appreciation rights in 2003.

Option Grants In Last Fiscal Year

						Potential Realizable
						Value at Assumed
	Number of		Percent of			Annual Rates of Stock
	Securities		Total Options			Price Appreciation for
	Underlying		Granted to	Exercise or		Option Term (3)
	Options		Employees in	Base Price	Expiration
Name	Granted		Fiscal Year (1)	Per Share (2)	Date	5%	10%

Bartholomew F. Palmisano, Sr.	3,717	(4)	2%	$11.33	1/2/2013	$26,485	$67,118
	92,648	(4)	46	7.78	6/10/2013	453,308	1,148,771

Bartholomew F. Palmisano, Jr.	18,692	(4)	9%	$6.75	8/25/2013	$79,348	$201,084

Dennis J. L. Buchman, D.M.D., M.S.	3,717	(4)	2%	$11.33	1/2/2013	$26,485	$67,118
	18,692	(4)	9	6.75	8/25/2013	79,348	201,084

David E. Verret	2,500	(4)	1%	$7.69	8/15/2013	$12,090	$30,640

Thomas J. Sandeman	18,692	(5)	9%	$8.10	6/22/2004	$—	$—

(1)	Based on the grant of options to purchase a total of 199,824 shares of our common stock.

(2)	Represents the fair market value of our common stock on the date of grant. The exercise price is payable in cash, by delivery of shares of our common stock acquired at least six months prior to the exercise of the options, or in other consideration acceptable to the Compensation Committee.

(3)	Represents hypothetical gains that could be achieved with respect to the grants of options if the options were to be exercised at the end of the option term, based upon assumed rates of appreciation in the market price of our common stock of 5% and 10%, compounded annually from the date of grant to the expiration date. Actual gains, if any, could vary and will depend upon the actual date or dates, if any, on which the options are exercised and the actual rates of appreciation, if any, in the price of our common stock.

(4)	These options become exercisable in four equal annual installments beginning on the second anniversary of the date of grant. In the event of death or disability, the options terminate one year after death or disability. In the event we cease to employ an employee, the options held by that employee terminate in three months. In the event of a change in control of OCA, all outstanding options become fully vested and immediately exercisable.

(5)	These options were granted to Mr. Sandeman pursuant to the terms of his employment agreement before his resignation in March 2004 and are not yet exercisable. Pursuant to the terms of our 1994 Incentive Stock Plan, under which these options were granted, these options expire and terminate three months following termination of Mr. Sandeman’s employment. Under terms of Mr. Sandeman’s separation agreement with OCA, the options expire and terminate on December 31, 2004 if they are not terminated prior to this date in accordance with their terms. Accordingly, none of these options will be exercisable before their expiration.

Stock Options Exercised and Year-End Values

      The following table provides certain information, for the Named Executive Officers, about stock options exercised during 2003 and options unexercised at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-
			Underlying Unexercised		the-Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year-End (1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Bartholomew F. Palmisano, Sr.	—	$—	918,793	327,985	$—	$92,648
Bartholomew F. Palmisano, Jr.	—	—	63,689	100,786	177,765	2,243
Dennis J.L. Buchman, D.M.D., M.S.	—	—	183,010	62,691	508,168	24,446
David E. Verret	—	—	5,787	4,500	—	900
Thomas J. Sandeman	—	—	—	37,384	—	—

(1)	Based on the closing price per share of our common stock of $8.05 on December 31, 2003, as reported on the New York Stock Exchange, less the exercise price of the options.

Employment Contracts and Change-in-Control Arrangements

      We have no written employment agreements with any of the Named Executive Officers, except Bartholomew F. Palmisano, Sr. as described below.

      We have no compensatory plans or arrangements that might result in payments to any of the Named Executive Officers upon their resignation or retirement, except for Mr. Palmisano’s employment agreement as described below.

      We entered into an employment agreement with Mr. Palmisano, our Chairman of the Board, President and Chief Executive Officer, effective as of November 21, 1994. The employment agreement provides for a term of three years, which is automatically extended each year for an additional year. Mr. Palmisano has agreed not to compete with us during the term of his employment agreement and for a period of two years thereafter. Under his employment agreement, Mr. Palmisano is to receive an annual base salary of at least $150,000, subject to cost of living adjustments and annual increases in the discretion of the Compensation Committee of the Board of Directors, and is entitled to participate in our stock option plans and other benefit programs generally available to our executive officers. In addition, Mr. Palmisano is entitled to receive an annual bonus in the discretion of the Compensation Committee.

      If we terminate the employment of Mr. Palmisano without “cause,” as defined in his employment agreement, Mr. Palmisano is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by us would immediately vest. In addition, he is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than two times his annual base salary.

      If Mr. Palmisano terminates his employment upon a “change of control” of OCA, as defined in his employment agreement, Mr. Palmisano is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by us would immediately vest. In addition, he is to receive continued payment of his annual base salary for the remainder of the term of his employment agreement (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than three times his annual base salary. Severance payments to Mr. Palmisano upon a change of control may not, however, exceed the maximum amount that we may deduct for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code.

      We entered into a separation agreement with Thomas J. Sandeman, our former Chief Financial Officer, effective as of March 22, 2004. Under the separation agreement, we paid Mr. Sandeman $90,000 plus earned wages, accrued vacation time and other benefits totaling approximately $22,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following report is submitted by the Compensation Committee of the Board of Directors pursuant to rules established by the SEC and provides certain information regarding compensation of OCA’s executive officers. The Compensation Committee is responsible for establishing and administering a general compensation policy and program for OCA. The Compensation Committee approves increases in directors’ fees and salaries of OCA’s executive officers. The Compensation Committee also possesses the powers of administration under OCA’s employee benefit plans, including stock option plans, retirement plans and stock purchase plans. The Compensation Committee is authorized to determine, subject to the provisions of OCA’s plans, the directors, officers and employees of OCA eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised.

Compensation Policies

      OCA’s executive compensation policies are designed to complement OCA’s business objectives by motivating and retaining quality members of senior management, by aligning management’s interests with those of OCA’s stockholders and by linking total compensation to OCA’s performance. OCA’s executive compensation policies generally consist of equity-based long-term incentives, short-term incentives and competitive base salaries. The Compensation Committee will continue to monitor the performance of OCA and its executive officers in reassessing executive compensation.

      During 2001, OCA retained the services of an independent consultant to assist OCA in developing a comprehensive executive compensation policy and to provide recommendations to the Compensation Committee on compensation of OCA’s executive officers. The consultant conducted a review of OCA’s executive compensation and presented a report to the Compensation Committee assessing the effectiveness of OCA’s executive compensation policies and providing a comparison of base salaries and long-term incentives paid to executive officers of 11 comparable publicly-traded companies. The consultant generally recommended that OCA adjust the base salaries of its executive officers to reflect competitive market practices, tie annual incentive amounts to certain performance criteria and establish long term incentives that align financial interests of the executives with increases in value to OCA’s stockholders.

Base Salary

      The Compensation Committee reviews the base salaries of OCA’s executive officers on an annual basis. Base salaries are determined based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and of OCA, the officer’s experience and tenure with OCA and base salaries paid to persons in similar positions with companies comparable to OCA. The base salary paid to Bartholomew F. Palmisano, Sr. is subject to the terms of his employment agreement with OCA. The base salary paid to Thomas J. Sandeman while he served as OCA’s chief financial officer was subject to the terms of his employment agreement with OCA. Based on a subjective evaluation of their respective performance and OCA’s performance, Bartholomew F. Palmisano, Sr.’s annual base salary was $230,000 during 2003, Bartholomew F. Palmisano, Jr.’s annual base salary was $200,000 during 2003, Dr. Dennis J.L. Buchman’s annual base salary was $192,000 during 2003, David E. Verret’s base salary was $111,393 during 2003 and Thomas J. Sandeman’s annual base salary was $180,000 during 2003.

Annual Bonus

      The Compensation Committee may also authorize annual cash bonuses to reward executive officers for individual achievements. The employment agreement with Bartholomew F. Palmisano, Sr. provides for annual bonuses in the discretion of the Compensation Committee. None of the Company’s executive officers received a cash bonus for 2003.

Long-Term Incentives

      OCA’s long-term compensation strategy is focused on the grant of stock options under OCA’s 1994 Incentive Stock Plan (the “Incentive Plan”), which the Compensation Committee believes rewards executive officers for their efforts in improving long-term performance of the common stock and creating value for OCA’s stockholders, and aligns the financial interests of management with those of OCA’s stockholders.

      During 2003, Bartholomew F. Palmisano, Sr., Bartholomew F. Palmisano, Jr., Dr. Dennis J.L. Buchman, David E. Verret and Thomas J. Sandeman were granted options to purchase 92,648 shares, 18,692 shares, 22,409 shares, 2,500 shares and 18,692 shares of OCA’s common stock, respectively, under the Incentive Plan.

Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction by a publicly-held company for compensation in excess of $1 million paid to the company’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Some of OCA’s compensation arrangements qualify as performance-based compensation. The Compensation Committee considers the deductibility of compensation under Section 162(m) when structuring the compensation of OCA’s executive officers.

Chief Executive Officer Compensation for 2003

      The compensation during 2003 of Bartholomew F. Palmisano, Sr., who served as OCA’s Chairman of the Board, President and Chief Executive Officer for 2003, was subject to the terms of his employment agreement with OCA. In establishing the compensation for Mr. Palmisano, the basic approach was that of the compensation policies applicable to all of OCA’s executive officers. Mr. Palmisano’s base salary was $230,000 per year during 2003. During 2003, Mr. Palmisano was granted options to purchase 92,648 shares of OCA’s Common Stock under the Incentive Plan. During 2003, Mr. Palmisano did not receive a cash bonus.

COMPENSATION COMMITTEE

Edward J. Walters, Jr., Chairman
John J. Sheridan, D.D.S., M.S.D.
David W. Vignes

AUDIT COMMITTEE REPORT

      The Board of Directors has determined that each of Ashton J. Ryan, Jr. and David W. Vignes, who serve on the Audit Committee, is an “audit committee financial expert” as defined in rules promulgated by the SEC. The Board of Directors also determine that each of Mr. Ryan, Mr. Vignes and Mr. Walters is “independent” as defined by the listing standards of the New York Stock Exchange.

      The Audit Committee held eight meetings in 2003. These meetings facilitated communication with senior management and OCA’s independent auditors. During 2003, the Audit Committee held discussions with the independent auditors, both with and without management present, on the results of their examinations and the overall quality of OCA’s financial reporting and internal controls.

      The role and responsibilities of the Audit Committee are set forth in a Charter adopted by OCA’s Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A and is available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance.” In fulfilling its responsibilities, the Audit Committee:

•	Reviewed and discussed with management OCA’s audited financial statements for the year ended December 31, 2003 and OCA’s unaudited quarterly consolidated financial statements during 2003 (including the disclosures in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) contained in OCA’s Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q during 2003;

•	Discussed with OCA’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, both with and without management present; and

•	Received the written disclosures and the letter from Ernst & Young LLP regarding Ernst & Young LLP’s independence as required by Independence Standards Board Standard No. 1 (“ISB No. 1”), and discussed with Ernst & Young LLP their independence.

      Based on the Audit Committee’s review of OCA’s audited financial statements for the year ended December 31, 2003 and the written disclosures and letter from Ernst & Young LLP as required by ISB No. 1 and its discussions with management and Ernst & Young LLP as described above, and in reliance thereon, the Audit Committee recommended to OCA’s Board of Directors that OCA’s audited financial statements for the year ended December 31, 2003 be included in OCA’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

AUDIT COMMITTEE

Ashton J. Ryan, Jr., Chairman
David W. Vignes
Edward J. Walters, Jr.

COMPARATIVE PERFORMANCE GRAPH

      The following line graph compares the yearly percentage change in cumulative total stockholder return on our common stock with (1) the performance of the S&P 500 Index, a broad equity market index, and (2) the performance of the Media General Financial Services Specialized Health Services Index, a published industry index. The line graph assumes the investment of $100 on December 31, 1998 and the reinvestment of all dividends.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

Symbol	Total Returns Index for:	12/31/98	12/31/98	12/31/00	12/31/01	12/31/02	12/31/03

- –■–-	ORTHODONTIC CENTERS OF AMERICA, INC.	100.00	61.41	160.77	156.91	56.13	41.41

—X—	SPECIALIZED HEALTH SERVICES	100.00	54.81	108.29	116.83	96.52	137.64

--«--	S&P 500 INDEX	100.00	121.04	110.02	96.95	75.52	97.18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Bartholomew F. Palmisano, Sr., our Chairman of the Board, President and Chief Executive Officer, owns all of the membership interests in BFP Charters, LLC., which owns an aircraft that was primarily used during 2003 for business related travel by Mr. Palmisano and other OCA personnel. In exchange for the use of the aircraft, we paid BFP Charters approximately $402,300 during 2003 and paid an additional $248,418 during 2003 for the operating costs of the aircraft, including the costs of pilots, fuel, maintenance and insurance. Mr. Palmisano is the father of Bartholomew F. Palmisano, Jr., our Chief Operating Officer and Corporate Secretary.

      Dr. Jack P. Devereux, Jr., one of our directors, and his wholly-owned professional corporation are parties to a service agreement, dated as of October 1, 1996, with Orthodontic Centers of Louisiana, Inc., a subsidiary of OCA, pursuant to which OCA’s subsidiary provides Dr. Devereux and his professional corporation with a comprehensive range of business services in exchange for a monthly service fee. The term of the service agreement expires on October 1, 2036. OCA’s subsidiary was paid a total of approximately $479,518 in service fees in 2003 under this service agreement.

      Dr. Hector M. Bush, one of our directors, and his wholly-owned professional corporation are parties to a service agreement, dated as of September 1, 1994, with Orthodontic Centers of Georgia, Inc., a subsidiary of OCA, pursuant to which OCA’s subsidiary provides Dr. Bush and his professional corporation with a comprehensive range of business services in exchange for a monthly service fee. The term of the service agreement expires on September 1, 2014. OCA’s subsidiary was paid a total of approximately $952,514 in service fees in 2003 under this service agreement.

      McGuireWoods LLP, a law firm of which W. Dennis Summers, one of our directors, is a partner, was paid approximately $227,379 for certain legal services rendered on our behalf during 2003. The firm may provide additional legal services to us in the future.

      Dr. John J. Sheridan, one of our directors, provided certain consulting services to us during 2003, for which we paid approximately $75,000.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance.

			Number of shares
			remaining available for
	Number of shares to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation
Equity Compensation Plans:	outstanding options	outstanding options	plans (1)

Approved by security holders (2)	2,219,826	$15.54	339,576
Not approved by security holders (3)	661,377	$8.43	163,512

Total	2,831,203	$13.86	503,088

(1)	Excludes shares to be issued upon exercise of outstanding options.

(2)	The plans that have been approved by our stockholders include the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan and the Orthodontic Centers of America, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, As Amended and Restated.

(3)	The plans that have not been approved by our stockholders include the OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan, the OrthAlliance, Inc. 1999 Orthodontist Stock Option Plan and our 1995 Restricted Stock Option Plan, which are described below. The OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan and the OrthAlliance, Inc. 1999 Orthodontist Stock Option Plan were each approved by the stockholders of OrthAlliance, but have not been approved by our stockholders since we acquired

OrthAlliance in November 2001. We do not intend to grant any additional options under the OrthAlliance plans.

      OrthAlliance Stock Option Plans. As a result of our acquisition of OrthAlliance in November 2001, holders of stock options granted under OrthAlliance’s stock option plans became eligible to exercise those options for shares of our common stock. The number of shares subject to those options, and their exercise price, were adjusted based on the exchange ratio in the merger of 0.10135. At December 31, 2003, options to purchase 9,817 shares of our common stock, based on the exchange ratio in the OrthAlliance merger, were outstanding under OrthAlliance’s 1999 Orthodontist Stock Option Plan, and options to purchase 8,849 shares of our common stock, based on the exchange ratio in the OrthAlliance merger, were outstanding under OrthAlliance’s 1997 Orthodontist Stock Option Plan. Options granted under OrthAlliance’s 1999 Orthodontist Stock Option Plan and 1997 Orthodontist Stock Option Plan vested at grant, are exercisable in whole or in installments and expire three years and five years, respectively, after the grant date. We do not intend to grant any additional options under these OrthAlliance plans.

      Restricted Stock Option Plan. We have reserved 1,200,000 shares of our common stock for issuance pursuant to options granted under our 1995 Restricted Stock Option Plan. Under this plan, options may be granted to orthodontists who own an affiliated practice which has a service or consulting agreement with us, at exercise prices not less than the fair market value of our common stock on the date of grant. Granted options generally become exercisable in four equal annual installments beginning two years after the date of grant and expire 10 years after the date of grant. At December 31, 2003, options to purchase 599,478 shares of our common stock were outstanding under this plan. We had issued 443,770 shares of our common stock upon exercise of options granted under this plan as of December 31, 2003.

      Information regarding OrthAlliance’s 1999 Orthodontist Stock Option Plan, OrthAlliance’s 1997 Orthodontist Stock Option Plan and our 1995 Restricted Stock Option Plan is incorporated herein by reference to “Note 10. Benefit Plans” included in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003.

GENERAL INFORMATION

Counting of Votes

      All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to determine, among other things, the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.” Abstentions will, however, have the effect of a vote “against” those matters that require a majority of the shares present or represented at the meeting and entitled to vote.

      Inspectors of election will treat shares referred to as “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Other Matters

      The Board of Directors is not aware of any business to be presented at the Annual Meeting other than that described in the accompanying Notice of Annual Meeting of Stockholders. If other matters do properly come before the Annual Meeting, it is intended that the persons named on the enclosed proxy card will vote on such matters in accordance with the recommendation of our Board of Directors.

Miscellaneous

      We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

      A copy of our 2003 Annual Report to Stockholders has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting.

Certain Matters Relating to Proxy Materials and Annual Reports

      The delivery rules regarding proxy statements and annual reports may be satisfied by delivering a single copy of a proxy statement and annual report to an address shared by two or more of our stockholders. This method of delivery is referred to as “householding.” Currently, we are not householding for registered stockholders, but brokers, dealers, banks or other entities which hold our common stock in “street name” for beneficial owners of our common stock and which distribute proxy statements and annual reports they receive to beneficial owners may be householding. Such brokers, dealers, banks or other entities may deliver only one proxy statement and annual report to certain multiple stockholders who share an address, unless we or such other distributor has received contrary instructions from one or more of those stockholders. We undertake to deliver promptly upon request to us a separate copy of the proxy statement and/or annual report to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold shares of our common stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please call (504) 834-4392 or send a written request to:

Investor Relations

Orthodontic Centers of America, Inc.
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002

      Stockholders who hold our common stock through a broker, dealer, bank or other entity, who share an address and are receiving multiple copies of annual reports or proxy statements and who prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report, as requested, by contacting such broker, dealer, bank or other entity.

May 5, 2004

APPENDIX A

CHARTER

OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
ORTHODONTIC CENTERS OF AMERICA, INC.

ARTICLE I.	OVERVIEW

Primary Functions of the Audit Committee

      The primary functions of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Orthodontic Centers of America, Inc. (“OCA”) are to:

(a)	Assist the Board in fulfilling its responsibilities with respect to the oversight of (i) the integrity of OCA’s financial statements, (ii) OCA’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of OCA’s internal audit function and independent auditors;

(b)	Select, engage, oversee, evaluate and determine the compensation of OCA’s independent auditors;

(c)	Prepare the Audit Committee report required to be included in OCA’s annual proxy statement;

(d)	Carry out the other duties and responsibilities enumerated in Article IV of this Charter; and

(e)	Ensure that OCA maintains an internal audit function to provide management and the Audit Committee with ongoing assessments of OCA’s risk management processes and system of internal control.

      The Audit Committee’s job is one of oversight and it recognizes that OCA’s management is responsible for preparing OCA’s financial statements and that OCA’s independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that management, including OCA’s accounting and financial reporting and controls staff, as well as OCA’s independent auditors, have more time, knowledge and more detailed information with respect to OCA than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to OCA’s financial statements or any professional certification as to the outside auditor’s work.

Authority of the Audit Committee

      OCA’s independent auditors shall report directly to the Audit Committee. The Board and the Audit Committee are in place to represent OCA’s stockholders; accordingly, OCA’s independent auditors are ultimately accountable to the Board and the Audit Committee.

      The Audit Committee will have the authority to conduct any investigation appropriate to fulfilling its responsibilities contained in this Charter, and it will have the authority to communicate directly with OCA’s independent auditors as well as any employee of OCA.

ARTICLE II.	COMPOSITION AND QUALIFICATIONS

Number of Members

      The Audit Committee shall be comprised of three or more members of the Board, as determined from time to time by the Board. Upon recommendation by the Nominating and Corporate Governance Committee in consultation with the Chief Executive Officer as outlined in the Nominating and Corporate Governance Committee Charter, the membership of the Audit Committee and the Chairman of the Audit Committee shall be presented to the Board for approval at the annual meeting of the Board, or at any duly called meeting of the Board to address any vacancies. No member of the Audit Committee may serve on the audit committees of more than three public companies, including OCA.

Independence Requirements

      Each member of the Audit Committee must (1) be a member of the Board and (2) meet the independence requirements of the Securities and Exchange Commission (“the SEC”) and the New York Stock Exchange (the “NYSE”), as from time to time in effect. The Board shall determine the independence of each member of the Committee in its business judgment.

Financial Literacy Requirements

      Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board from time to time in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

Accounting or Related Financial Management Expertise Requirements

      At least one member of the Audit Committee must be an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K promulgated by the SEC pursuant to Section 407(a) of the Sarbanes-Oxley Act of 2002, as the Board interprets such qualification in its business judgment.

      Pursuant to Item 401(h) of Regulation S-K, an “audit committee financial expert” means a person who has the following attributes:

(a)	An understanding of generally accepted accounting principles and financial statements;

(b)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by OCA’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	An understanding of internal controls and procedures for financial reporting; and

(e)	An understanding of audit committee functions.

Such person shall have acquired such attributes through:

(a)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d)	Other relevant experience.

      The designation or identification of a person as an audit committee financial expert shall not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board in the absence of such designation or identification. The designation or identification of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board. The Board shall deem the person designated an audit committee financial expert to have accounting or related financial management expertise, as required pursuant to Section 303A of the NYSE Listed Company Manual.

ARTICLE III.	MEETINGS

Meetings At Least Once Per Quarter

      The Audit Committee will meet at least once per calendar quarter and more frequently as the Audit Committee deems appropriate, advisable or desirable.

      Meetings of the Audit Committee may be called by the Chairman of the Audit Committee or two or more members of the Audit Committee.

Meetings With Independent Auditors and Management

      The Audit Committee should meet at least annually in separate sessions with OCA’s chief financial officer, OCA’s independent auditors and those responsible for the internal audit function, to discuss any matters that the Audit Committee or any of these persons believe should be discussed privately.

      In addition, the Audit Committee, or at least its Chairman, should communicate with OCA’s independent auditors and management quarterly to review OCA’s financial statements and significant findings consistent with Item 2 of Article IV below.

ARTICLE IV.	RESPONSIBILITIES AND DUTIES

      While the fundamental responsibility for OCA’s financial statements and disclosures rests with management and the independent auditor, the Audit Committee must review: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in OCA’s selection or application of accounting principles, and major issues as to the adequacy of OCA’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of OCA; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

      To fulfill its responsibilities and duties, the Audit Committee will:

Preparation and Review of Reports and Documents

1.	Prior to filing of each of OCA’s Annual Reports on Form 10-K with the SEC, advise the Board as to whether the Audit Committee recommends that OCA’s audited annual financial statements be included in such Form 10-K.

      As the basis for that determination, the Audit Committee will:

(a)	Review and discuss with management and the independent auditor OCA’s audited annual financial statements, including OCA’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(b)	Discuss those matters communicated by OCA’s independent auditors to the Audit Committee as required by Statement of Auditing Standards No. 61 (“SAS 61”), as well as the results of the audit; and

(c)	Receive and review the written disclosures and the letter from the independent auditors regarding the auditors’ independence as required by Independent Standards Board Statement No. 1 (“ISBS 1”), as such may be modified or supplemented, and discuss with the independent auditors the auditors’ independence.

2.	Review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The Audit Committee may consider reviewing with the auditor any accounting adjustments that were noted or proposed by the independent auditor but were not approved; any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to OCA. The review shall also include discussion of the responsibilities, budget and staffing of OCA’s internal audit function.

3.	Review the interim financial statements with management and the independent auditor included in each of OCA’s Quarterly Reports on Form 10-Q, including OCA’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This review should include discussion with management and OCA’s independent auditors of any matters required to be discussed by Statement on Auditing Standards No. 71. The review should also include a review of any significant disagreements between management and the independent auditors in connection with the preparation of the interim financial statements. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4.	Annually prepare, in conjunction with OCA’s legal counsel, a report of the Audit Committee for inclusion in OCA’s annual proxy statement as required by the SEC.

      At a minimum, this report must state whether the Audit Committee:

(a)	Reviewed and discussed OCA’s audited annual financial statements with management;

(b)	Discussed with OCA’s independent auditors the matters required to be discussed by SAS 61;

(c)	Received from OCA’s independent auditors the written disclosures and letter regarding the auditors’ independence as required by ISBS 1, and discussed with OCA’s independent auditors the auditors’ independence; and

(d)	Based on the review and discussions noted above, whether the Audit Committee recommended to the Board that the audited financial statements be included in OCA’s Annual Report on Form 10-K for filing with the SEC.

5.	Cooperate with management, the Board and OCA’s legal counsel to ensure that a written filing is made with the New York Stock Exchange annually affirming each Audit Committee member’s independence and financial literacy, one member’s accounting or related financial management expertise and that the Audit Committee has performed its annual review and reassessment of the adequacy of this Charter.

6.	Review and reassess the adequacy of this Charter on at least an annual basis. If the Audit Committee determines that the Charter needs to be amended, it will submit its proposals for amendments to the Board for approval.

7.	Cooperate with management, the Board and OCA’s legal counsel to ensure that this Charter is filed with the SEC at least every three years as an appendix to OCA’s proxy statement for its annual meeting of stockholders in accordance with SEC rules and regulations.

8.	Cooperate with management, the Board and OCA’s legal counsel to ensure that OCA discloses in its proxy statement for its annual meeting of shareholders whether the Audit Committee members are independent as discussed in Article II of this Charter, and disclose certain information regarding any member of the Audit Committee who is not independent.

9.	Discuss OCA’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

Independent Auditors

9.	Annually select OCA’s independent auditors, and approve any proposed dismissal of the independent auditors when circumstances warrant. The Audit Committee has the ultimate authority and responsibility to select, oversee, evaluate and, where appropriate, replace the independent auditors, or to nominate the auditors to be submitted for stockholder approval. The independent auditors shall report directly to the Audit Committee.

10.	At least annually, obtain and review a report by the independent auditor describing:

(a)	The independent auditor’s internal quality-control procedures;

(b)	Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

(c)	All relationships between the independent auditor and OCA.

12.	After reviewing the foregoing report and the independent auditor’s work throughout the year, the Audit Committee will be in a position to evaluate the auditor’s qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit Committee should take into account the opinions of management and OCA’s internal auditors (or other personnel responsible for the internal audit function). In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee should present its conclusions with respect to the independent auditor to the full Board.

13.	Determine and approve the fees and other compensation to be paid to the independent auditors.

14.	Confer with OCA’s independent auditors out of the presence of management about internal controls and the completeness and accuracy of OCA’s financial statements.

15.	Prior to the filing with the SEC of OCA’s Annual Report on Form 10-K, discuss certain matters with the independent auditors required to be communicated by the independent auditors to the Audit Committee in accordance with SAS 61, as well as the results of the audit of the financial statements included in such Annual Report.

Financial Reporting Process

16.	In consultation with OCA’s independent auditors and Chief Financial Officer, review the integrity of OCA’s financial reporting processes, both internal and external.

17.	Consider the judgments and recommendations of OCA’s independent auditors about the quality and appropriateness of OCA’s accounting principles as applied in OCA’s financial reporting.

18.	Consider and approve, if appropriate, significant changes to OCA’s auditing and accounting principles and practices as suggested by the independent auditors or management.

19.	Periodically review and discuss with management and the independent auditors OCA’s internal controls regarding finance, accounting and legal compliance.

Other Audit Committee Responsibilities

20.	Discuss policies with respect to risk assessment and risk management. While it is the job of the Chief Executive Officer and senior management to assess and manage OCA’s exposure to risk, the Audit Committee shall discuss guidelines and policies to govern the process by which this is handled. The Audit Committee shall discuss OCA’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

21.	Periodically assess the Audit Committee’s compliance with this Charter.

22.	Establish procedures for the:

(a)	Receipt, retention and treatment of complaints received by OCA regarding accounting, internal accounting controls or auditing matters; and

(b)	Confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.	The Audit Committee will have the authority to engage and retain, at OCA’s expense, special or independent accounting, legal or other advisers, consultants or experts as the Audit Committee determines necessary to carry out its duties.

24.	Set clear hiring policies for employees or former employees of the independent auditors.

25.	Report regularly to the Board, including with respect to the quality or integrity of OCA’s financial statements, OCA’s compliance with legal or regulatory requirements, the performance and independence of OCA’s independent auditors or the performance of the internal audit function.

26.	Perform other activities consistent with this Charter, OCA’s Restated Certificate of Incorporation and Bylaws and the Delaware General Corporation Law, as the Audit Committee or the Board deems necessary or appropriate.

27.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

ARTICLE V.     FUNDING

      OCA shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

(a)	Compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for OCA;

(b)	Compensation to any independent counsel and other advisers engaged by the Audit Committee, as it determines necessary to carry out its duties; and

(c)	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ARTICLE VI.	ANNUAL PERFORMANCE EVALUATION

      The Audit Committee will conduct an annual self-evaluation to determine whether it is functioning effectively. The Audit Committee will receive comments from all directors and report annually to the Board with an assessment of its performance. This assessment will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Audit Committee’s contribution to OCA and specifically focus on areas in which the Board or senior management believes the Audit Committee could improve.

ADMISSION TICKET

Orthodontic Centers of America, Inc.

Annual Meeting of Stockholders
May 27, 2004
9:00 a.m. (Central Time)
OCA Corporate Offices
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD

--------------------------------------------------------------------------

PROXY CARD

ORTHODONTIC CENTERS OF AMERICA, INC.

Proxy for Annual Meeting of Stockholders

The undersigned hereby appoints Bartholomew F. Palmisano, Sr. and David E. Verret, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the “Company”) to be held at the corporate offices of the Company at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana on Thursday, May 27, 2004, at 9:00 a.m. (Central Time), and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (1) FOR the election as Class I directors of the nominees named on this card, (2) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2004 and (3) in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the Annual Meeting. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee, it shall be deemed to grant such authority.

(Continued on reverse side)

P
R
O
X
Y

ORTHODONTIC CENTERS OF AMERICA, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8689
EDISON, NJ 08818-9228

      Orthodontic Centers of America, Inc. encourages you to take advantage of convenient ways by which you can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

      If you vote your shares electronically, your vote must be received by 9:00 a.m. (Central Time) on May 27, 2004 to be included in the final tabulation.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/oca	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

      If you vote over the Internet or by telephone, please do not mail your card. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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[X]

Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Election of Class I Directors.	FOR all nominees* [ ]	WITHHOLD AUTHORITY for all Nominees [ ]	Nominees: Dennis J.L. Buchman, D.M.D., M.S. Kevin M. Dolan Linda C. Girard David W. Vignes
* Except vote withheld from the following nominees, if any:

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2004.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSAL 2.

IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

SIGNATURE:	DATE:	SIGNATURE:	DATE: